                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cox Radio, Inc.

We have audited the accompanying combined statement of revenues and direct operating expenses of WKHK-FM Colonial Heights, Virginia; WKLR-FM Fort Lee, Virginia; and WMXB-FM Richmond, Virginia; (collectively referred to as the "Radio Stations") for the period from January 1, 1999 to July 12, 1999. This financial statement is the responsibility of the Radio Stations' management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined financial statement reflects the revenues and direct operating expenses attributable to the Radio Stations as described in Note 1 and is not intended to be a complete presentation of the revenues and expenses of the Radio Stations.

In our opinion, the combined financial statement presents fairly, in all material respects, the revenues and direct operating expenses of the Radio Stations as described in Note 1 for the period from January 1, 1999 to July 12, 1999, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP


Atlanta, Georgia
September 22, 2000

                          WKHK-FM, WKLR-FM, and WMXB-FM
           (Radio Stations owned by Capstar Broadcasting Corporation)

         COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
            For the Period from January 1, 1999 to July 12, 1999 and
              the Six-Month Period Ended June 30, 1999 (Unaudited)

                                                                                 (Unaudited)
                                                              For the             Six-Month
                                                       Period from January 1,    Period Ended
                                                       1999 to July 12, 1999    June 30, 1999
                                                       ----------------------   -------------
Revenues:
  Gross revenues..................................            $  7,014            $ 6,519
  Less: Agency commissions........................                (847)              (781)
                                                              --------            -------
          Total net revenues.......................              6,167              5,738
Direct operating expenses:
  Programming, technical and news.................                 931                918
  Selling, promotional, general                                  2,559              2,581
          and administrative.......................

  Depreciation and amortization....................              1,307              1,228
                                                              --------            -------
          Total direct operating expenses..........              4,797              4,727
                                                              --------            -------
     Excess of net revenues over direct operating
     expenses......................................           $  1,370            $ 1,011
                                                              ========            =======



                   See notes to combined financial statements.

                          WKHK-FM, WKLR-FM, and WMXB-FM
           (Radio Stations owned by Capstar Broadcasting Corporation)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.   Organization and Basis of Presentation

     The accompanying combined financial statements include certain accounts of WKHK-FM Colonial Heights, Virginia; WMXB-FM Richmond, Virginia; and WKLR-FM Fort Lee, Virginia (collectively referred to as the "Radio Stations"), while under the ownership of Capstar Broadcasting Corporation ("Capstar") (subsequently merged on July 13, 1999 with Chancellor Media Corporation and renamed AMFM Inc.) for the periods presented.

     The combined statements of revenues and direct operating expenses have been prepared in accordance with accounting principles generally accepted in the United States of America and were derived from the historical accounting records of the Radio Stations. Significant intercompany balances and transactions have been eliminated in combination.

     The combined statements of revenues and direct operating expenses include the revenues and expenses directly attributable to the Radio Stations. These statements do not include corporate general and administrative costs, interest expense or income taxes.

     Complete combined financial statements, including statements of cash flows, were not prepared as the Company has not segregated indirect corporate operating cost information or related assets and liabilities in its accounting records.

     Certain expenses reflect corporate allocations from Capstar Broadcasting Corporation. These expenses include expenses for medical, property, workers compensation and other insurance coverages. Expense allocations are based on medical coverage selection, property value, and headcount for the individual stations using corporate insurance rates. Management believes that these allocations were made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had the Radio Stations contracted directly with third parties. Management has not made a study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been.

     On July 13, 1999, the stockholders of Chancellor Media Corporation and Capstar voted to approve the merger of the two companies (the "Capstar Merger"). Concurrent with the stockholders' approval of the merger, the stockholders also voted to rename the new company AMFM Inc. The Radio Stations were acquired by the Company in the Capstar Merger.

2.   Summary of Significant Accounting Policies

     Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as advertising airtime is broadcast and is net of advertising agency commissions.

     Depreciation and Amortization

     Depreciation and amortization are computed using the straight-line method at rates based upon the estimated useful lives.

     Use of Estimates

     The preparation of combined financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

     Unaudited Interim Financial Statement

     The unaudited financial statement for the six-month period ended June 30, 1999 includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the combined statement of assets acquired and combined statement of revenues and direct operating expenses for this period. Revenues and direct operating expenses for the six month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the entire year.

3.   Commitments

     The Radio Stations have long-term operating leases for land, office space, and certain broadcasting facilities and equipment. The leases expire at various dates, generally during the next ten years, and have varying options to renew and cancel. Rental expense for operating leases was approximately (in thousands) $165 and $155 for period from January 1, 1999 to July 12, 1999 and the six-month period ended June 30, 1999 (unaudited), respectively.

4.   Transactions with Affiliated Companies

     Certain expenses reflect corporate allocations from Capstar Broadcasting Corporation. Although such allocations are included in the accompanying statements of revenue and direct operating expenses, the Radio Stations' expense for these allocations was not material for the periods presented.